DatChat Announces Strategic Alliance with ZOAN Cornerstone.land for Metaverse Integration

DatChat to Integrate VenVūū NFT Monetization Platform into the ZOAN Cornerstone.land Platform

NEW BRUNSWICK, N.J., May 5, 2022 — DatChat, Inc. (“DatChat” or the “Company”) (Nasdaq: DATS), a blockchain-enabled cybersecurity, metaverse advertising platform and social media company, today announced that it has entered into a strategic alliance (“the Alliance”) with ZOAN to integrate its NFT monetization platform into ZOAN’s Cornerstone.land metaverse. ZOAN is a Web3 platform specializing in hyper realistic MMO openworld experiences with blockchain powered ecosystem including non-fungible token architecture, play-to-earn tokenization and virtual asset royalty streams.

The Alliance establishes a working relationship between DatChat’s VenVūū platform and ZOAN’s Cornerstone.land metaverse. The primary objective of the Alliance is to integrate the VenVūū NFT monetization platform into ZOAN’s Cornerstone.land immersive digital environment. Additionally, both entities are expected to mutually benefit from the cross-promotion of each other’s platforms and products.

“Our Alliance with ZOAN’s Cornerstone.land presents users in its photorealistic metaverse the unique opportunity to utilize DatChat’s VenVūū solution and monetize in the platform,” said DatChat’s CEO, Darin Myman.

“We are excited to support Datchat’s VenVūū innovative solution on our platform, which offers additional economic opportunities to our users while adding value to the platform,” said ZOAN’s CEO, Miikka Rosendahl.

To learn more, visit VenVūū.io.

About DatChat, Inc.

DatChat Inc. is a blockchain-enabled cybersecurity, metaverse advertising platform and social media Company. DatChat’s Messenger & Private Social Network via application presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. The Company’s patented technology offers users a traditional texting experience while providing control and security for their messages. The Company continues to innovate and implement strategic initiatives to increase the adoption of blockchain technology and advance its Social Network+ and Metaverse initiatives. For more information, please visit datchat.com.

About ZOAN

ZOAN is a virtual reality studio focused on photorealistic virtual solutions founded in Helsinki in 2010. We have lived alongside the evolution of the virtual realm unlocking ways to connect the latest technologies with high-quality graphics. During the past 12 years, we have served industry-leading brands, startups, and cultural entities to create immersive, meaningful experiences. Together, we have shaped transcendent experiences surpassing the ordinary by entering the virtual frontier. For more information about ZOAN and Cornerstone.land, visit http://www.zoan.fi. and https://cornerstone.land/.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
Investor Relations contact:
Alex Thompson
Gateway Group, Inc.
(949) 574-3860
DATS@gatewayir.com

Press contact:
Zach Kadletz
Gateway Group, Inc.
(949) 574-3860
DATS@gatewayir.com